PediatRx obtains state licenses and begins direct sales to wholesalers and distributors through ICS

CALIFON, NJ – July 6, 2011 – PediatRx, Inc. (“PediatRx”) (OTCBB: PEDX), a hospital specialty company with a current focus on oncology supportive care, has secured all of the state licenses currently necessary to sell GRANISOL directly to wholesalers and distributors in the U.S. Sales are now being fulfilled directly by Integrated Commercialization Solutions, Inc. (“ICS”), one of the country’s largest third-party logistics providers for pharmaceutical products. ICS is an AmerisourceBergen Specialty Group company.

“PediatRx obtained all necessary state licenses within a relatively short timeframe and is now licensed to ship GRANISOL and potential future products into all 50 states. Our partnering with ICS to provide warehousing, distribution and customer service eliminates a step in our supply chain process and should decrease our cost of sales and overall operating costs,” said Dr. Cameron Durrant, the founder of PediatRx. “We are proud to partner with ICS, which has significant expertise in the high-quality management and distribution of branded and generic pharmaceuticals.”

A large number of medications in the United States are shipped through third-party logistics providers such as ICS. Once a company has the necessary state licenses in place, ICS can securely warehouse its products and manage and fulfill sales efficiently and at a favorable cost compared to what the company would incur in the establishment and validation of the required infrastructure and processes.

Used for the prevention of nausea and vomiting associated with initial and repeat courses of chemotherapy or radiation, GRANISOL is the only FDA-approved granisetron available as a ready-to-use oral liquid solution.

Selected Safety Information

  GRANISOL is contraindicated in patients with known hypersensitivity to the drug or any of its components.
  QT prolongation has been reported with granisetron. Therefore, GRANISOL Oral Solution should be used with caution for patients with pre-existing arrhythmias or cardiac conduction disorders, as this might lead to clinical consequences. Patients with cardiac disease, on cardio-toxic chemotherapy, with concomitant electrolyte abnormalities and/or on concomitant medications that prolong the QT interval are particularly at risk.
  Safety and effectiveness in pediatric patients have not been established.
  The most common side effects observed with administration of granisetron were headache, asthenia, constipation, diarrhea, dyspepsia, and abdominal pain.

About PediatRx

PediatRx, Inc. (www.pediatrx.com) is a hospital specialty pharmaceutical company which focuses on treatments for patients suffering from serious conditions requiring hospitalization. PediatRx trades on the OTCBB under the ticker symbol PEDX.

About ICS

ICS is a third-party logistics company under AmerisourceBergen Specialty Group, specializing in the marketing, management and distribution of branded and generic pharmaceuticals, temperature-sensitive products, and products requiring restricted access. For more information, visit ICS at www.icsconnect.com

Further Information

PediatRx Inc.
Research & Business Development
Email: info@pediatrx.com

Shareholder Relations
+1 908 975 0753
Email: ir@pediatrx.com

PD61 (07/11)

This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economics, research, development, reformulation, product performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include those concerning the Company’s belief that the partnering relationship with ICS should decrease its cost of sales and overall operating costs and that ICS can manage and fulfill sales efficiently and at a favorable cost compared to what the Company would incur. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of PediatRx, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that PediatRx cannot execute its business plan for lack of capital or other resources, distribution, partnering or licensing/acquisition opportunities, as well as the risks described in the periodic disclosure documents filed on EDGAR by PediatRx, copies of which are also available on the company’s website. Any of these risks could cause PediatRx or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release. Except as required by applicable law, including the securities laws of the United States, PediatRx does not intend to update any of the forward-looking statements to conform these statements to actual results.